Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Third Quarter 2011 Financial Results

Quarterly net income of $0.2 million; Total revenues increase 3% over prior year quarter; Technology development division revenues increase 23% over prior year quarter

(ROANOKE, VA, November 14, 2011) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the third quarter and nine months ended September 30, 2011.

For the third quarter of 2011, Luna achieved its first quarterly positive net income since its IPO (excluding the fourth quarter of 2009, in which net income resulted primarily from the reversal of previous litigation accruals). Net income attributable to common stockholders of $0.2 million for the third quarter of 2011 reflects an improvement of $0.7 million compared to net loss attributable to common stockholders of $0.5 million for the third quarter of 2010, as revenues increased while operating expenses declined.

Also, as compared to the same quarter last year, total revenue increased by 3%, from $8.6 million in the third quarter of 2010 to $8.8 million in the third quarter of 2011. Revenue in the company’s technology development segment improved by 23% from $5.0 million in the third quarter of 2010 to $6.2 million in the third quarter of 2011, while product and license revenue decreased by 25%, from $3.6 million in the third quarter of 2010 to $2.7 million in the third quarter of 2011. Gross profit increased from $3.4 million for the third quarter of 2010 to $3.5 million for the third quarter of 2011.

Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, depreciation and amortization, excluding litigation and reorganization related items and non-cash stock-based compensation and warrant expense, improved to $1.1 million for the third quarter of 2011, as compared to $0.9 million for the third quarter of 2010. Cash decreased from $8.1 million at June 30, 2011 to $6.8 million at September 30, 2011.

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LUNA INNOVATIONS INCORPORATED	Luna Q311 Earnings, Page 2

“Our third quarter results reflect the achievement of a significant milestone in our financial and operational objectives,” said My Chung, chief executive officer of Luna. “I am extremely pleased that during a weak economy for product sales our team was able to deliver bottom line results that exceeded expectations. Moving forward we will focus our efforts on accelerating growth within the company through a principal focus on opportunities in fiber optic sensing and secure computing.”

Third Quarter Financial and Business Summary

•	Total revenues increased by 3%, to $8.8 million for the third quarter of 2011, from $8.6 million for the third quarter of 2010.

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Technology development revenues increased by 23%, to $6.2 million for the third quarter of 2011, from $5.0 million for the third quarter of 2010. Growth in this segment of the business included the recognition of approximately $0.8 million in revenue from the completion of four short-term contracts in the secure computing and communications group.

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Product and license revenue decreased by 25%, to $2.7 million in the third quarter of 2011, from $3.6 million in the third quarter of 2010, reflecting lower sales of fiber optic test and measurement equipment.

•	Gross profit increased to $3.5 million, or 40% of total revenues, for the third quarter of 2011, from $3.4 million, or 40% of total revenues, for the third quarter of 2010.

•

Selling, general and administrative expenses decreased by 32% to $2.3 million, or 26% of total revenues for the third quarter of 2011, from $3.4 million, or 39% of total revenues, for the third quarter of 2010, driven primarily by a $0.2 million reduction in outside legal costs and a $0.4 million decrease in stock-based compensation expense.

•	Total operating expenses decreased to $3.2 million, or 36% of total revenues, for the third quarter of 2011, from $3.7 million, or 44% of total revenues for the third quarter of 2010.

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•	Adjusted EBITDA increased to $1.1 million for the third quarter of 2011, from $0.9 million for the third quarter of 2010.

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Net income attributable to common stockholders improved to $0.2 million, or $0.02 per basic common share and $0.01 per diluted common share, for the third quarter of 2011, compared to a net loss attributable to common stockholders of $0.5 million or $0.04 per basic and diluted common share, for the third quarter of 2010.

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Cash and cash equivalents totaled $6.8 million at September 30, 2011, as compared to $7.2 million at December 31, 2010 and $8.1 million at June 30, 2011. The decrease in cash during the third quarter of 2011 reflects a high concentration of the quarter’s revenues being earned during the last month of the quarter and, accordingly, not converted from accounts receivable to cash by September 30. Although cash decreased by approximately $1.2 million during the quarter, accounts receivable increased by approximately $1.2 million.

Nine Months Ended September 30, 2011 Financial Summary

•	Total revenue increased $2.0 million, or 8%, to $27.5 million for the nine months ended September 30, 2011, compared to $25.5 million for the nine months ended September 30, 2010.

•	Product and license revenue increased by 18%, to 10.1 million for the nine months ended September 30, 2011, from $8.5 million for the nine months ended September 30, 2010.

•	Technology development revenues increased by 3%, to $17.4 million for the nine months ended September 30, 2011, from $16.9 million for the nine months ended September 30, 2010.

•	Gross profit increased by 10%, to $10.5 million for the nine months ended September 30, 2011, from $9.6 million for the nine months ended September 30, 2010.

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Selling, general and administrative expenses decreased by 7% to $9.3 million, or 34% of total revenues, for the nine months ended September 30, 2011, from $10.0 million, or 39% of total revenues, for the nine months ended September 30, 2010.

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Total operating expenses decreased by 1% to $11.3 million, or 41% of total revenues, for the nine months ended September 30, 2011, from $11.5 million, or 45% of total revenues, for the nine months ended September 30, 2010.

•	Adjusted EBITDA remained relatively unchanged at $2.1 million for the nine months ended September 30, 2011 and 2010.

•

Net loss attributable to common stockholders improved to $1.1 million, or $0.08 per basic and diluted common share, for the nine months ended September 30, 2011, compared to a net loss attributable to common stockholders of $2.5 million, or $0.19 per basic and diluted common share, for the nine months ended September 30, 2010.

Outlook for the Remainder of 2011

Based on information as of November 14, 2011, the company expects total revenue for 2011 to be in the range of $35.6 million to $36.1 million. Also for 2011, the company anticipates a net loss to common stockholders in the range of $1.8 million to $2.0 million. For the fourth quarter of 2011, the company expects revenue of approximately $8.0 million to $8.5 million and a net loss attributable to common stockholders of approximately $0.7 million to $1.0 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

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Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the third quarter of 2011 and expectations for the remainder of 2011. The call can be accessed by dialing 866.730.5763 domestically or 857.350.1587 internationally prior to the start of the call. The participant access code is 10860626. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding financial results for the fourth quarter and full year 2011, as well as the company’s focus on opportunities in fiber optic sensing and secure computing. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for the fourth quarter and full year 2011 could change, failure of demand for the company’s products and services to meet expectations, and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q311 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010		2011		2010
	(unaudited)			(unaudited)
Revenues:
Technology development revenues	$6,161,826		$5,027,024		$17,406,515		$16,929,621
Product and license revenues	2,681,184		3,558,118		10,058,709		8,539,953

Total revenues	8,843,010		8,585,142		27,465,224		25,469,574

Cost of revenues:
Technology development costs	3,630,163		3,534,089		11,910,771		11,559,351
Product and license costs	1,719,039		1,613,499		5,059,507		4,332,600

Total cost of revenues	5,349,202		5,147,588		16,970,278		15,891,951

Gross Profit	3,493,808		3,437,554		10,494,946		9,577,623
Operating expense:

Selling, general and administrative	2,303,325		3,383,121		9,340,545		10,044,549
Research, development, and engineering	877,741		307,777		1,950,275		1,249,385
Reorganization expense	—		53,597		—		161,801

Total operating expense	3,181,066		3,744,495		11,290,820		11,455,735

Operating net income/(loss)	312,742		(306,941)		(795,874)		(1,878,112)

Other income/(expense):
Other income/(expense)	21,953		10,000		57,793		(5,477)
Interest expense	(91,908)		(124,756)		(290,634)		(352,282)

Total other income/(expense)	(69,955)		(114,756)		(232,841)		(357,759)

Income/(loss) before income taxes	242,787		(421,697)		(1,028,715)		(2,235,871)
Income tax expense	287		1,817		10,307		1,817

Net income (loss)	242,500		(423,514)		(1,039,022)		(2,237,688)

Preferred stock dividend	20,616		93,000		94,952		267,633

Net income/(loss) attributable to common stockholders	$221,884		$(516,514)		$(1,133,974)		$(2,505,321)

Net income/(loss) per share of common stock:
Basic	$0.02		$(0.04)		$(0.08)		$(0.19)

Diluted	$0.01	$	N/A	$	N/A	$	N/A

Weighted average shares:
Basic	13,669,724		13,188,913		13,598,249		12,890,752
Diluted	15,898,639		N/A		N/A		N/A

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Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,833,450	$7,216,580
Accounts receivable, net	7,908,792	7,669,625
Inventory, net	3,570,266	3,106,600
Prepaid expenses	849,090	665,210
Other current assets	35,717	45,348

Total current assets	19,197,315	18,703,363
Property and equipment, net	3,010,999	3,204,670
Intangible assets, net	652,050	664,418
Other assets	246,835	303,210

Total assets	$23,107,199	$22,875,661

Current Liabilities:
Revolving line of credit	$—	$2,500,000
Current portion of long term-debt obligation	1,500,000	1,195,784
Current portion of capital lease obligation	50,192	2,194
Accounts payable	1,860,793	2,008,183
Accrued liabilities	3,515,097	3,549,604
Deferred credits	1,408,562	1,392,602

Total current liabilities	8,334,644	10,648,367
Long-term debt obligation	4,000,000	2,611,609
Long-term lease obligation	196,033	—

Total liabilities	12,530,677	13,259,976

Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	13,835	13,526
Additional paid-in capital	58,776,258	56,681,756
Accumulated deficit	(48,214,893)	(47,080,919)

Total stockholders’ equity	10,576,522	9,615,685

Total liabilities and stockholders’ equity	$23,107,199	$22,875,661

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Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2011	2010
	(unaudited)
Cash flows used in operating activities
Net loss	$(1,039,022)	$(2,237,688)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,042,700	953,630
Share-based compensation	1,737,220	2,616,024
Warrant expense	41,752	149,850
Change in assets and liabilities:
Accounts receivable	(239,167)	625,016
Inventory	(463,666)	(140,220)
Other current assets	(174,249)	736,834
Other assets	56,375	71,029
Accounts payable and accrued expenses	(223,648)	(3,417,135,)
Deferred credits	(174,040)	316,332

Net cash provided by/(used in) operating activities	564,255	(326,328)

Cash flows used in investing activities
Acquisition of property and equipment	(289,777)	(50,540)
Intangible property costs	(272,741)	(152,404)

Net cash used in investing activities	(562,518)	(202,944)

Cash flows provided by (used in) financing activities

Payments on capital lease obligations	(30,113)	(4,000)
Proceeds from debt obligations	6,000,000	2,500,000
Payment of debt obligations	(6,617,393)	(842,699)
Proceeds from the exercise of options and warrants	262,639	799,397

Net cash provided by (used in) financing activities	(384,867)	2,452,698

Net change in cash	(383,130)	1,923,426
Cash and cash equivalents—beginning of period	7,216,580	5,228,802

Cash and cash equivalents—end of period	$6,833,450	$7,152,228

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Luna Innovations Incorporated

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:

Net income (loss)	$242,500	$(423,514)	$(1,039,022)	$(2,237,688)

Interest expense	91,908	124,756	290,634	352,282
Income tax expense	287	1,817	10,307	1,817
Depreciation and amortization	332,432	311,652	1,042,700	953,630

EBITDA	667,127	14,711	304,619	(929,959)

Stock-based compensation and warrant expense	462,073	880,676	1,778,972	2,765,874
Fees associated with Hansen litigation and Chapter 11 reorganization	—	53,597	—	284,193

Adjusted EBITDA	$1,129,200	$948,984	$2,083,591	$2,120,108

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com